DELAWARE
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"MIDAS MEDICI GROUP HOLDINGS, INC.", A DELAWARE CORPORATION, WITH AND INTO "MONDO ACQUISITION I, INC." UNDER THE NAME OF "MIDAS MEDICI GROUP HOLDINGS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SECOND DAY OF MAY, A.D. 2009, AT 3:34 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4243289 8100M 090519643 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffery W. Bullock Jeffrey w. Bullock, Secretary of State AUTHENTIFICATION : 7320611 DATE: 05-26-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:51 PM 05/22/2009
FILED 03:34 PM 05/22/2009
SRV 090519643 - 4243289 FILE

CERTIFICATE OF OWNERSHIP

OF

MONDO ACQUISITION I, INC.
(a Delaware corporation)

AND

MIDAS MEDICI GROUP HOLDINGS, INC.
(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

    DO HEREBY CERTIFY:

    FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Mondo Acquisition I, Inc.	Delaware

Midas Medici Group Holdings, Inc	Delaware

    SECOND: That 100% of the outstanding stock of Midas Medici Group Holdings, Inc. is owned by Mondo Acquisition I, Inc.

    THIRD: That the name of the surviving corporation of the merger is Mondo Acquisition I, Inc., which will continue its existence as said surviving corporation under the name Midas Medici Group Holdings, Inc.

    FOURTH: That the Certificate of Incorporation of Mondo Acquisition I, Inc., a Delaware corporation, the surviving corporation, shall be the Certificate ofIncorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

        "FIRST: The name of the corporation is "Midas Medici Group Holdings, Inc."

     FOURTH: That the members of the Board of Directors of Mondo Acquisition I, Inc. unanimously adopted the following resolution by written consent on the 20th day of May, 2009:

    RESOLVED, that the Company's wholly-owned subsidiary, Midas Medici Group Holdings, Inc., be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Company's name shall be changed to Midas Medici Group Holdings, Inc.,

    FIFTH: This merger shall be effective on May 22, 2009.

    IN WITNESS WHEREOF, the undersigned have executed this Certificate this 21st day of May, 2009.

Mondo Acquisition I, Inc.

By:	/s/ Nana Baffour
Name Nana Baffour
Title President

Midas Medici Group Holdings, Inc.

By:	/s/ Nana Baffour
Name Nana Baffour
Title President